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                                                                EXHIBIT 10.28-01


             SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
                    AGREEMENT AND PARTIAL EXCHANGE AGREEMENT


         This Second Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement (this "Second Amendment") is made as of March 29, 2002 among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (the "Parent"), FATS, INC., a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereof (the "Lenders") and BANK OF AMERICA, N.A., as Agent and Issuing Bank (the "Agent").

RECITALS

         A. The Parent, the Borrower, the Lenders and the Agent are parties to a Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of April 1, 2000 and a First Amendment to Second Amended and Restated Credit Agreement and Partial Exchange dated as of December 31, 2001 (as amended, the "Original Agreement").

         B. The Parent and the Borrower have requested that the Lenders amend certain provisions of the Original Agreement to (i) provide for a new $2,200,000 letter of credit facility, (ii) allow for the continued use of payable in kind interest payments by the Borrower on the Junior Secured Notes and (iii) extend the New Revolving Credit Maturity Date, the Senior Secured Loans Maturity Date and the Junior Secured Loans Maturity Date from March 31, 2003 to September 30, 2003.

         C. The Lenders have agreed to the requested amendment on the terms and conditions of this Second Amendment.

                                    AGREEMENT

         The parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the same meanings as in the Amended Agreement (the Original Agreement, as amended by, and together with, this Second Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Agreement").

         Section 2. Additional Defined Terms. The following defined terms shall be added to Article I of the Amended Agreement:

                  "Applicable Support Percentage" of any Support Lender shall mean a fraction (expressed as a percentage), the numerator of which is such Support Lender's Support Letter of Credit Facility Commitment and the denominator of which is the aggregate of all Support Lenders' Support Letter of Credit Facility Commitments.

                  "Cash Collateral Account" shall have the meaning assigned to such term in Section 2.23(l).

                  "Second Amendment Effective Date" shall mean the effective date of the Second Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement by and among the Parent, the Borrower, the Lenders, the Agent and the Issuing Bank.

                  "Support Lender" shall mean Bank of America, N.A. and the Centre Entities, each person which hereafter becomes an assignee of Bank of America, N.A. or the Centre Entities pursuant to Section 9.04(b), and their respective successors.
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                  "Support Letter of Credit" shall mean any letter of credit issued by the Issuing Bank pursuant to Section 2.23(a) denominated in currency of the United States of America. "Support Letters of Credit" shall mean the collective reference to each Support Letter of Credit.

                  "Support Letter of Credit Availability Period" shall mean the period from and including the Second Amendment Effective Date to but excluding the earlier of (a) the date five Business Days prior to the New Revolving Credit Maturity Date and (b) the termination of the New Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

                  "Support Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Support Letter of Credit.

                  "Support Letter of Credit Exposure" shall mean at any time the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Support Letters of Credit at such time plus (b) the aggregate amount of all Support Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.23. The Support Letter of Credit Exposure of any Support Lender at any time shall mean its Applicable Support Percentage of the aggregate Support Letter of Credit Exposure at such time.

                  "Support Letter of Credit Facility" shall mean the $2,200,000 letter of credit facility described in Section 2.23 hereof.

                  "Support Letter of Credit Facility Commitment" shall mean, with respect to each Support Lender, the Dollar Amount commitment of such Support Lender to participate in the funding of Support Letters of Credit hereunder as provided in Section 2.23(a) hereof or in the Assignment and Acceptance pursuant to which such Support Lender assumed its Support Letter of Credit Facility Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Support Lender pursuant to Section 9.04; "Support Letter of Credit Facility Commitments" shall mean the aggregate Dollar Amount of the Support Lenders' Support Letter of Credit Facility Commitments.

         Section 3.        Amended Definitions. The following defined terms in
         Article I of the Amended Agreement are amended to read in their entirety as follows:

                           "Facilities" shall mean the Senior Secured Loans, the Junior Secured Loans, the New Revolving Loans, the New Letters of Credit and the Support Letters of Credit provided or participated in by the Lenders or the Support Lenders, as the case may be, to the Borrower pursuant to this Amended Agreement and the other Loan Documents.

                           "Junior Secured Loans Maturity Date" shall mean September 30, 2003, or if the Borrower has exercised the Junior Secured Loans Extension Option, March 31, 2004.

                           "Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to an Existing Letter of Credit, a New Letter of Credit or a Support Letter of Credit.

                           "Letter of Credit Fees" shall mean the fees payable to the Issuing Bank, the Lenders and the Support Lenders, as applicable, pursuant to Sections 2.22(g) and 2.23(g).

                           "Letters of Credit" shall mean any New Letters of Credit, Support Letters of Credit and the Existing Letters of Credit, individually a "Letter of Credit".

                           "New Revolving Credit Maturity Date" shall mean September 30, 2003.

                           "Senior Secured Loans Maturity Date" shall mean September 30, 2003, or if the Borrower has exercised the Senior Secured Loans Extension Option, March 31, 2004.

         Section 4.        Interest and Fees on New Revolving Loans.
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         (a)      The final phrase of the second provision of the first sentence of Section 2.07(a), which reads "plus one percent (1%)" in the Original Agreement, is hereby deleted and the phrase "plus two percent (2%)" is inserted in lieu thereof.

         (b) The following sentences shall be added as the third, fourth and fifth sentences of Section 2.07(a):

         "In addition, the Borrower shall pay to the Agent, for the account of the Lenders, a nonrefundable unused commitment fee with respect to the unused portion of the New Revolving Credit Commitment of each Lender, computed for the preceding calendar quarter in an amount equal to the average daily aggregate Dollar Amount of the unused portion of the New Revolving Credit Commitment of each Lender during such period multiplied by a percentage per annum (based on a 360-day year for the actual days elapsed) equal to 0.50%. Such fee shall be payable to the Lenders to be shared ratably among them in accordance with their respective Applicable Percentages. Such fee shall be payable quarterly in arrears on the last day of March, June, September and December in each year, and on the date on which the New Revolving Credit Commitment terminates."

         Section 5. Junior Note Payable In Kind Interest. The fifth sentence of Section 2.07(b) is hereby amended to read in its entirety as follows:

                  "With respect to (i) any Interest Period ending before March 31, 2001, for any Interest Period in which the EBITDA of the Parent, on a consolidated basis, is more than 120% of the interest payments on the Senior Secured Notes, the Centre Senior Secured Notes and the New Revolving Credit Notes for such Interest Period, such interest shall be payable in cash to the extent of the Lenders' Applicable Percentage of such excess, and the remainder, if any, shall be payable in kind by the delivery to each of the Lenders of an additional Junior Secured Note, substantially in the form of Exhibit A-2 hereto dated the last day of such Interest Period and in the amount of the balance of the interest owed to each such Lender for such Interest Period, (ii) any Interest Period ending between and including March 31, 2001 and March 31, 2002, interest due on the Junior Secured Loans for the Interest Periods ending on March 31, 2001, June 30, 2001, September 30, 2001, December 31, 2001 and March 31, 2002 shall be payable in kind in the manner set forth in (i) above, (iii) the Interest Periods ending on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003, if the EBITDA of the Parent, on a consolidated basis, is greater than the sum of (A) 120% of the interest payments on the Senior Secured Notes, the Centre Senior Secured Notes and the New Revolving Credit Notes for such Interest Period and (B) $500,000, interest on the Junior Secured Notes shall be payable in cash to the extent of the Lenders' Applicable Percentage of such excess, and the remainder, if any, shall be payable in kind in the manner set forth in (i) above, (iv) the Interest Period ending on June 30, 2003, if the EBITDA of the Parent, on a consolidated basis, is greater than the sum of (A) 120% of the interest payments on the Senior Secured Notes, the Centre Senior Secured Notes and the New Revolving Credit Notes for such Interest Period and (B) $310,000, interest on the Junior Secured Notes shall be payable in cash to the extent of the Lenders' Applicable Percentage of such excess, and the remainder, if any, shall be payable in kind in the manner set forth in
         (i) above and (v) for each subsequent Interest Period in which the EBITDA of the Parent, on a consolidated basis, is more than 120% of the interest payments on the Senior Secured Notes, the Centre Senior Secured Notes and the New Revolving Credit Notes for such Interest Period, such interest shall be payable in cash to the extent of the Lenders' Applicable Percentage of such excess, and the remainder, if any, shall be payable in kind in the manner set forth in (i) above."

         Section 6. New Letter of Credit Fees. Section 2.22(g) is hereby amended to read in its entirety as follows:

                  "(g) The Borrower shall pay to the Agent, for the account of the Issuing Bank, a nonrefundable fronting fee with respect to each New Letter of Credit (including Existing Letters of Credit) issued for the account of the Borrower or any Subsidiary in an amount equal to the Dollar Amount of the face amount of such New Letter of Credit, multiplied by a percentage per annum equal to 0.25%. Such fee shall be payable solely to Issuing Bank in advance on the date of issuance of each New Letter of Credit. In addition, the Borrower shall pay to the Agent, for the account of the Lenders, (i) an annual nonrefundable
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         letter of credit commission with respect to each Standby Letter of
         Credit issued for the account of the Borrower or any Subsidiary, computed for the preceding calendar month in an amount equal to the average daily aggregate Dollar Amount of all Standby Letters of Credit during such period, multiplied by a percentage per annum (based on a 360-day year for the actual days elapsed) equal to 2.50% and (ii) an annual nonrefundable letter of credit commission with respect to each Trade Letter of Credit issued for the account of the Borrower or any Subsidiary, computed for the preceding calendar month in an amount equal to the average daily aggregate Dollar Amount of all Trade Letters of Credit during such period, multiplied by a percentage per annum (based on a 360-day year for the actual days elapsed) equal to 1.25%. Such fees shall be payable to the Lenders to be shared ratably among them in accordance with their respective Applicable Percentages and shall be payable in arrears on the last day of each month, and on the date on which the New Revolving Credit Commitments shall terminate as provided herein. Such fees shall accrue from and including the Restructure Effective Date to but excluding the last day of the New Letter of Credit Availability Period. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit (including any Letter of Credit issued for the account of a Subsidiary)."

         Section 7.        Schedule 2.23(a). The schedule attached hereto as
         Schedule 2.23(a) shall be added as Schedule 2.23(a) of the Amended Agreement.

         Section 8. Support Letter of Credit Amendment. The following shall be added as Section 2.23 of the Amended Agreement:

         "SECTION 2.23 Support Letters of Credit. (a)          Subject to the
         terms and conditions in this Section 2.23 and relying upon the representations and warranties set forth herein, (i) the Issuing Bank agrees to issue Support Letters of Credit in dollars for the account of the Borrower, at any time and from time to time during the Support Letter of Credit Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the Support Letter of Credit Facility Commitments as set forth on Schedule 2.23(a) and (ii) each Support Lender agrees, severally and not jointly, to participate in the funding of such Support Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed the Support Letter of Credit Facility Commitment for such Support Lender as set forth on
         Schedule 2.23(a). The Borrower shall pay to the Agent, for the account of the Support Lenders, an annual nonrefundable unused commitment fee with respect to the unused portion of the Support Letter of Credit Facility Commitments, computed for the preceding calendar month in an amount equal to the average daily aggregate Dollar Amount of the unused portion of the Support Letter of Credit Facility Commitments during such period multiplied by a percentage per annum (based on a 360-day year for the actual days elapsed) equal to 0.50%. Such fee shall be shared ratably among the Support Lenders in accordance with their respective Applicable Support Percentages and shall be payable by the Borrower in arrears on the last day of each month, and on the date on which the Support Letter of Credit Facility Commitments shall terminate as provided herein.

                  (b) The Borrower may request the issuance of a Support Letter of Credit in dollars, in form and substance reasonably acceptable to the Agent and the Issuing Bank, for the account of the Borrower or any Subsidiary, at any time and from time to time during the Support Letter of Credit Availability Period. The obligation of the Issuing Bank to issue Support Letters of Credit hereunder is subject to the satisfaction of the conditions that (i) such Support Letter of Credit is used to support pre-approved contracts entered into between the Borrower and customers of the Borrower, (ii) all of the Support Lenders consent to and approve the issuance of such Support Letter of Credit, which consent and approval shall be in each Support Lender's sole discretion, (iii) immediately following the issuance of such Support Letter of Credit, the aggregate Dollar Amount of the Support Letter of Credit Exposure shall not exceed $2,200,000, (iv) the representations and warranties set forth in Article III of this Amended Agreement and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects on and as of the date of the issuance of such Support Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations
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         and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), (v) at the time of and immediately after the issuance of such Support Letter of Credit, no Default or Event of Default shall have occurred and be continuing and
         (vi) no amounts have been taken from the Cash Collateral Account to pay the reimbursement obligations of the Borrower hereunder. Each request by the Borrower for the issuance of any Support Letter of Credit shall be deemed a representation and warranty of the Borrower that the aggregate Dollar Amount of the Support Letter of Credit Exposure shall not exceed $2,200,000. For purposes hereof, the "issuance" of a Support Letter of Credit includes the amendment, renewal or extension of a Support Letter of Credit.

                  (c) Each Support Letter of Credit shall expire at 5:00 p.m., Charlotte time, on the earlier of (i) the last day of the Support Letter of Credit Availability Period unless a Support Letter of Credit issued prior to the expiration of the Support Letter of Credit Availability Period has an expiration date after the last day of the Support Letter of Credit Availability Period and a written agreement was entered into prior to the issuance of such Support Letter of Credit by the Issuing Bank, the Support Lenders and the Borrower pursuant to which the Borrower has agreed to secure its Obligations under such Support Letter of Credit by providing funds to the Cash Collateral Account prior to the expiration of the Support Letter of Credit Availability Period in an amount equal to 105% of the Dollar Amount issued under such Support Letter of Credit, in which case such Support Letter of Credit shall not expire until the expiration date of such Support Letter of Credit, and (ii) (A) in the case of Standby Letters of Credit, one year after the date of issuance of such Support Letter of Credit, subject to extension (including pursuant to an automatic renewal provision in customary form), and (B) in the case of Trade Letters of Credit, 180 days after the date of issuance of such Support Letter of Credit, unless, in each case, such Support Letter of Credit expires by its terms on an earlier date.

                  (d) Each issuance of any Support Letter of Credit shall be made on at least three Business Days' prior irrevocable written or telecopy notice (such notice to be delivered by 10:00 a.m., Charlotte time) from the Borrower (or such shorter notice as shall be acceptable to the Issuing Bank) to the Agent and the Issuing Bank, specifying the date of issuance, the date on which such Support Letter of Credit is to expire, the amount of such Support Letter of Credit (which shall be not less than $5,000 or such lesser amount as is acceptable to the Agent), the name and address of the beneficiary of such Support Letter of Credit and such other information as may be necessary or desirable to complete such Support Letter of Credit. The Issuing Bank will give the Agent prompt notice of the issuance and amount of such Support Letter of Credit and the expiration date of such Support Letter of Credit (and the Agent shall give prompt notice thereof to each Support Lender). During the Support Letter of Credit Availability Period, the Issuing Bank also will give the Agent (i) daily notice of the amount available to be drawn under each outstanding Support Letter of Credit and (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Support Letter of Credit and the amount thereof, the expiration of any Support Letter of Credit and the amount thereof and the payment on any draft presented under any Support Letter of Credit. Each Support Letter of Credit issued hereunder will be subject to the Uniform Customs and Practices for Documentary Credits, as in effect from time to time.

                  (e) By the issuance of a Support Letter of Credit and without any further action on the part of the Issuing Bank, the Agent or the Support Lenders in respect thereof, the Issuing Bank hereby grants to each Support Lender, and each Support Lender hereby acquires from the Issuing Bank, a participation in such Support Letter of Credit equal to such Support Lender's Applicable Support Percentage of the aggregate amount available to be drawn under such Support Letter of Credit, effective upon the issuance of such Support Letter of Credit.

                  (f) Each Support Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.23(e) in respect of Support Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Issuing Bank shall provide written notice of any draw on any Support Letter of Credit to each Support Lender, and within twelve (12) days of such notice each Support Lender shall pay its ratable share of such draw to the Issuing Bank, plus interest on the amount so paid or disbursed by the Issuing Bank at the Prime Rate plus 2.00%.

                  (g) The Borrower shall pay to the Agent, for the account of the Support Lenders, a nonrefundable fronting fee with respect to each Support Letter of Credit issued for the account of the Borrower or any Subsidiary in an amount equal to the Dollar Amount of the face amount of such Support Letter of Credit, multiplied by a percentage equal to 0.25%. Such fee shall be shared ratably among the Support Lenders in accordance with their respective Applicable Support Percentages and shall be payable by the Borrower in advance on the date of issuance of each Support Letter of Credit. In addition, the Borrower shall pay to the Agent, for the account of the Support Lenders or the Lenders, as hereinafter provided, an annual nonrefundable letter of credit commission with respect to each Support Letter of Credit issued for the account of the Borrower or any Subsidiary, computed for the preceding calendar month in an amount equal to the average daily aggregate Dollar Amount of all Support Letters of Credit during such period, multiplied by a percentage per annum (based on a 360-day year for the actual days elapsed) equal to 4.0%. Such fee shall be payable to the Agent for the benefit of the Support Lenders or the Lenders, as hereinafter provided, to be shared ratably among them in accordance with their respective Applicable Support Percentages or Applicable Percentages, as the case may be, and shall be payable in arrears on the last day of each month, and on the date on which the Support Letter of Credit Facility Commitments shall terminate as provided herein. Such fee shall be shared among the Support Lenders until the earlier of (i) March 31, 2004, or (ii) the month after the funding of the Cash Collateral Account in the total amount of $2,310,000 as hereinafter provided in Section 2.23 (l), and thereafter such fee shall be shared among the Lenders. In addition, the Borrower shall pay to the Agent, for the account of the Support Lenders, a nonrefundable draw fee with respect to any draw on any Support Letter of Credit in an amount equal to the greater of $75,000 or 10% of the amount of such draw. Such draw fee shall be payable to the Support Lenders to be shared ratably among them in accordance with their respective Applicable Support Percentages and shall be payable five (5) days after any draw on any Support Letter of Credit. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Support Letter of Credit (including any Support Letter of Credit issued for the account of a Subsidiary).

                  (h) The Borrower hereby agrees to reimburse the Issuing Bank for any Support Letter of Credit Disbursements made by the Issuing Bank by making payment in immediately available funds to the Agent within one Business Day after receipt of notice of such payment or disbursement, in an amount equal to the Dollar Amount of such payment or disbursement, plus interest on the amount so paid or disbursed by the Issuing Bank at the Prime Rate plus 2.00%. The Agent shall promptly pay any such amounts received by it to the Issuing Bank. If the Borrower fails to reimburse the Issuing Bank for any Support Letter of Credit Disbursements made by the Issuing Bank, the Agent shall immediately pay to the Issuing Bank from the Cash Collateral Account the lesser of (i) the amount of such disbursement or (ii) the balance in the Cash Collateral Account, and the obligation of the Borrower to reimburse the Issuing Bank for such disbursement shall be discharged only to the extent of funds paid to the Issuing Bank from the Cash Collateral Account hereunder. The Borrower hereby agrees to indemnify and hold harmless the Agent, the Issuing Bank, and each Support Lender (in any capacity hereunder) from and against any and all loss, liability, cost, and expense arising at any time or times from the exchange of one or more currencies for one or more other currencies hereunder.

                  (i) The Borrower's obligation to reimburse Support Letter of Credit Disbursements as provided in Section 2.23(h) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Amended Agreement under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Support Letter of Credit or any other Loan Document or any term or provision therein;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other person may at any time have against the beneficiary under any Support Letter of Credit, the Issuing Bank, the Agent, any Support Lender or any other person, whether in connection with this Amended Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iii) any draft or other document presented under a Support Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Issuing Bank under a Support Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Support Letter of Credit, subject to the provisions of Section 2.23(j);

                  (v) any amendment, waiver or consent in respect of this Amended Agreement or any other Loan Document; and

                  (vi) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this Section 2.23(i), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                  (j) Without limiting the generality of the provisions of the foregoing paragraph (i), it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse Support Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the preceding sentence and the provisions of Section 2.23(i) shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's bad faith, gross negligence or willful misconduct in determining whether drafts and other documents presented under a Support Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Support Letter of Credit (i) the Issuing Bank's exclusive reliance in good faith on the documents presented to it under such Support Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Support Letter of Credit, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Support Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Support Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute bad faith, gross negligence or willful misconduct of the Issuing Bank.

                  (k) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Support Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make a Support Letter of Credit Disbursement thereunder; provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any such Support Letter of Credit Disbursement in accordance with this
         Section 2.23. The Agent shall promptly give each Support Lender notice thereof.

                  (l) On the final day of each of the first four Interest Periods ending after March 31, 2002 the Borrower shall deposit $500,000 into an account established with the Agent (the "Cash Collateral Account") and on the final day of the fifth Interest Period ending after March 31, 2002 the Borrower shall deposit $310,000 into the Cash Collateral Account. All funds in the Cash Collateral Account shall be applied first for the benefit of the Issuing Bank and the Support Lenders and thereafter for the benefit of the

         Lenders. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made as directed by the Borrower (unless such investments shall be contrary to applicable law or regulation or a Default or Event of Default shall have occurred and be continuing, in which case the Agent shall determine in its sole discretion the Cash Equivalents to be selected), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived."

         Section 9. Negative Pledge. Section 6.02(h) is hereby amended to read in its entirety as follows:

                  "(h)     (i) deposits into a cash collateral account to secure
         the Support Letters of Credit, as provided in Section 2.23(l), of up to $2,310,000 in the aggregate or (ii) deposits of up to $500,000 in the aggregate outstanding at any time to secure any obligations permitted by Section 6.01(g);"

         Section 10.       Events of Default.

         (a) Part (a) of Article VII is hereby amended to read in its entirety as follows:

                  "(a)     default shall be made in the payment of any principal
         of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;"

                  (b) Provision (i) of the final paragraph of Article VII is hereby amended to read in its entirety as follows:

                  "(i)     by notice to the Borrower terminate the New Revolving
         Credit Commitments and any obligations to issue Letters of Credit, if any, and they shall immediately terminate;"

         (c) Provision (iii) of the final paragraph of Article VII is hereby amended to read in its entirety as follows:

                  "(iii)   require cash collateral as contemplated by Sections
         2.22(l) and 2.23(l), as applicable, in an amount not exceeding the aggregate undrawn amount of all outstanding Letters of Credit plus unreimbursed Letter of Credit Disbursements;"

         Section 11. Intercreditor Agreement. The Borrower, the Parent, the Agent, the Issuing Bank, the Lenders and the Support Lenders agree that (i) after an Event of Default has occurred and so long as such event is continuing, to the extent that Borrower has failed to reimburse the Issuing Bank for Support Letter of Credit Disbursements pursuant to Section 2.23 (h) hereof, and if there are insufficient funds in the Cash Collateral Account to repay all Obligations of the Borrowers to the Issuing Bank for the reimbursement of any such Support Letter of Credit Disbursements, any unpaid Obligations of the Borrowers constituting unpaid reimbursement obligations in connection with Support Letter of Credit Disbursements shall be paid to the Issuing Bank and/or the Support Lenders before any other payments may be made or accepted on Obligations other than those related to unpaid reimbursement for Support Letter of Credit Disbursements, and (ii) all amounts deposited in the Cash Collateral Account shall be held by the Agent first for the benefit of the Issuing Bank and the Support Lenders to secure the Obligations of the Borrower under the Support Letters of Credit and second for the benefit of the Agent, the Issuing Bank and the Lenders to secure the Obligations of the Borrower not arising under the Support Letters of Credit. Amounts placed in the Cash Collateral Account, up to $2,310,000, shall remain in the Cash Collateral Account until the expiration of the Support Letter of Credit Availability Period to secure Support Letters of Credit regardless of whether Support Letters of Credit in such amount have yet been issued. After the expiration of the Support Letter of Credit Availability Period, an amount of cash will remain in the Cash Collateral Account equal to 105% of the aggregate amount of each outstanding Support Letter of Credit.

         Section 12. Amendment Fees. The Borrower shall pay to the Agent, for the account of the Lenders, a nonrefundable amendment fee with respect to each Senior Secured Note and Junior Secured Note issued for the account of the Borrower or any Subsidiary in an amount equal to the Dollar Amount of the face amount of such Senior Secured Notes or Junior Secured Notes multiplied by a percentage equal to 0.50%. Such fee shall be payable to the Lenders to be shared ratably among them in accordance with their respective Applicable Percentages. In addition, the Borrower shall pay to the Agent, for the account of the Lenders, a nonrefundable amendment fee with respect to the New Revolving Loans in an amount equal to the Dollar Amount of the New Revolving Credit Commitment of each Lender multiplied by a percentage equal to 1%. Such fee shall be payable to the Lenders to be shared ratably among them in accordance with their respective Applicable Percentages. In addition, the Borrower shall pay to the Agent, for the account of the Support Lenders, a nonrefundable amendment fee with respect to the Support Letter of Credit Facility in an amount equal to $50,000. Such fee shall be payable to the Support Lenders to be shared ratably among them in accordance with their respective Applicable Support Percentages. Such amendment fees shall be payable as of the date hereof.

                  Section 13. Representations and Warranties. The Parent and the Borrower hereby represent and warrant to the Lenders and the Agent, as follows:

                           (a) The representations and warranties set forth in Article III of the Original Agreement, and in each other Loan Document, including any Schedules thereto, are true and correct in all material respects on and as of the date hereof and on and as of the Second Amendment Effective Date (as defined below) with the same effect as if made on and as of the date hereof or the Second Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

                           (b) Each of the Parent, the Borrower and the other Loan Parties is in compliance with all the terms and conditions of the Original Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing under the Original Agreement.

                           (c) The execution, delivery and performance by the Parent and the Borrower of this Second Amendment have been duly authorized by the Parent and the Borrower.

                           (d) This Second Amendment constitutes the legal, valid and binding obligation of the Parent and the Borrower, enforceable against them in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.

                           (e) The execution, delivery and performance by the Parent and the Borrower of this Second Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the articles of incorporation or by-laws of the Parent or the Borrower, (B) any order of any Governmental Authority or
         (C) any provision of any indenture, agreement or other instrument to which the Parent or the Borrower is a party or by which either of them or any of their property may be bound and (ii) does not require any consents under, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or instrument.

                  Section 14. Effectiveness. This Second Amendment shall become effective as of March 15, 2002 (the "Second Amendment Effective Date") upon satisfaction of the following conditions precedent:

                           (a) The Agent shall have received duly executed counterparts of this Second Amendment which, when taken together, bear the authorized signatures of the Parent, the Borrower and all the Lenders.

                           (b) The Lenders shall be satisfied that the representations and warranties set forth in Section 13 hereof are true and correct on and as of the Second Amendment Effective Date.

                           (c) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Lenders or their counsel, is likely to restrain, prevent or impose materially adverse conditions upon performance by the Parent, the Borrower or any other Loan Party of its obligations under the Loan Documents.

                           (d) The Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request, including an amended Centre Intercreditor Agreement and Centre Loan Agreement, and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Second Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

                           (e) The Agent shall have received payment of all fees and expenses set forth in Section 16.

                  Section 15. Governing Law. This Second Amendment shall be construed in accordance with and governed by the laws of the State of New York.

                  Section 16. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Second Amendment, including, but not limited to, the reasonable fees and disbursements of counsel.

                  Section 17. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Second Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Second Amendment.

                  Section 18. Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent or the other Secured Parties under the Amended Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendment. Except as expressly amended herein, the Amended Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Agreement.

                                  [END OF PAGE]

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                                    FIREARMS TRAINING SYSTEMS, INC.
                                    as Parent



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    FATS, INC.
                                    as Borrower



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  NON CENTRE ENTITIES

                                  BANK OF AMERICA, N.A., as Agent, and Issuing
                                  Bank and individually as a Lender



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  U.S. BANK NATIONAL ASSOCIATION



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                     Attention:
                                     Michael Porcello
                                     Special Assets
                                     MPFP2516
                                     601 Second Avenue South
                                     Minneapolis, MN  55402-4302
                                     Fax (612) 973-2851

                                  FIRST SOURCE LOAN OBLIGATIONS
                                  INSURED TRUST, by First Source
                                  Financial, Inc., as Agent/Manager



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                     Attention:
                                     Jeff Cerny
                                     2850 West Golf Road
                                     5th Floor
                                     Rolling Meadows, IL  60008
                                     Fax (847) 734-7910

                                  PB CAPITAL CORPORATION



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                     Attention:
                                     Mr. Steve Alexander
                                     590 Madison Avenue
                                     New York, NY  10022-5574
                                     Fax (212) 756-5536

                                  CENTRE ENTITIES, INDIVIDUALLY AND AS LENDERS

                                  CENTRE CAPITAL INVESTORS II, L.P. CENTRE
                                  CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                                  CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.



                                  By:  Centre Partners II, L.P., as General
                                       Partner



                                  By:  Centre Partners Management LLC, as
                                       Attorney-in-Fact



                                  By:
                                       ----------------------------------------
                                                     Managing Director

                                  CENTRE PARTNERS COINVESTMENT, L.P.



                                  By:  Centre Partners II LLC, as General
                                       Partner



                                  By:
                                       ----------------------------------------
                                                     Managing Director


Schedule 2.23(a)

           Allocation of Support Letter of Credit Facility Commitments

         SUPPORT LENDER                                       COMMITMENT
         --------------                                       ----------
         Bank of America                                      $1,395,116
         Centre Entities                                         804,884
                                                              ----------
                                                     TOTAL    $2,200,000